Exhibit 99.1

Heliogen Rejects Unsolicited Acquisition Proposal from Continuum Renewables

PASADENA, Calif., April 24, 2023 – Heliogen, Inc. (“Heliogen” or the “Company”) (NYSE: HLGN), a leading provider of AI-enabled concentrating solar energy technology, today announced that its Board of Directors (the “Board”) rejected the unsolicited, non-binding proposal it received on April 13th from Continuum Renewables, Inc. (“CRI”) to acquire all of the outstanding shares of common stock of Heliogen for cash consideration of $0.40 per share.

After careful consideration and consultation with legal and financial advisors, the Board concluded that the non-binding proposal substantially undervalues Heliogen. In fact, the proposal would result in an implied equity value for Heliogen common stockholders that is materially below Heliogen’s available liquidity. Additionally, the Board concluded that the proposal is subject to material contingencies, including CRI obtaining financing. Accordingly, the Board determined the proposal was not in the best interests of Heliogen and all of its stockholders.

“The Board remains fully committed to Heliogen’s management team and its strategic priorities of increasing sales, installing commercial projects and improving the Company’s financial position,” said Julie Kane, Chair of the Board. “We strongly believe that our new leadership’s execution of this dynamic plan is the best way to drive sustainable long-term value creation for all stockholders and is a superior path compared to CRI’s opportunistic proposal.”

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. There can be no assurance that the non-binding proposal will result in a formal offer or that any such offer will ultimately result in a completed transaction. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) changes in our business and strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; and (iii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the annual period ended December 31, 2022, and other documents filed by Heliogen from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Louis Baltimore

VP, Investor Relations

Louis.Baltimore@heliogen.com

Media Contact:

Longacre Square Partners

Joe Germani / Miller Winston

heliogen@longacresquare.com